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                                                                  EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option/Stock Issuance Plan, as amended, of DepoTech Corporation of our report dated January 29, 1997, with respect to the financial statements of DepoTech Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                    ERNST & YOUNG LLP


San Diego, California
May 30, 1997